Exhibit 10.5


                     HOME FEDERAL SAVINGS & LOAN ASSOCIATION
                              AMENDED AND RESTATED
                      DIRECTOR DEFERRED INCENTIVE AGREEMENT


         THIS DIRECTOR DEFERRED INCENTIVE AGREEMENT (the "Agreement") is adopted this _________ day of _________________, 20__, by and between HOME FEDERAL SAVINGS & LOAN ASSOCIATION, a nationally-chartered savings and loan association located in Nampa, Idaho (the "Bank"), and _____________ (the "Director").

         On _____________, the Bank and the Director entered into the Home Federal Savings & Loan Association Director Deferred Incentive Agreement (the "Prior Agreement"). This Agreement amends and restates the Prior Agreement, and any amendments thereto, in its entirety.

         The purpose of this Agreement is to encourage the Director to remain a member of the Bank's Board of Directors, to make a provision for deferred incentive compensation, and to allow the Director to defer payment of all or some of the other compensation received by the Director for service on the Bank's Board of Directors. The Bank will pay the benefits from its general assets.

         The Bank and the Director agree as provided herein.


                                    Article 1
                                   Definitions


         Whenever used in this Agreement, the following words and phrases shall have the meanings specified:

1.1 "Beneficiary" means each designated person, or the estate of the deceased Director, entitled to benefits, if any, upon the death of the Director determined pursuant to Article 7.

1.2 "Beneficiary Designation Form" means the form established from time to time by the Plan Administrator that the Director completes, signs and returns to the Plan Administrator to designate one or more Beneficiaries.

1.3      "Code" means the Internal Revenue Code of 1986, as amended.


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


1.4 "Deferral Account" means the Bank's accounting of the incentive awards, if any, determined under Article 2, plus Director Deferrals, if any, plus accrued interest.

1.5 "Director Deferrals" means the amount of Fees which the Director elects to defer according to this Agreement.

1.6      "Effective Date" means ___________________.

1.7      "Election Form" means the form attached hereto as Exhibit A.

1.8 "Extraordinary Items" means those items recognized by Generally Accepted Accounting Principles as extraordinary that substantially affect shareholder equity and/or the Bank's assets. Examples of such items include but are not limited to stock redemptions, mergers, acquisitions, stock splits and other items of that nature.

1.9 "Fees" means the total directors fees payable to the Director during a Plan Year.

1.10     "Plan Administrator" means the plan administrator described in Article
         11.

1.11 "Plan Year" means the Bank's fiscal year ending on each September 30, except that the first Plan Year shall be a short plan year commencing on the Effective Date and ending on the next following September 30.


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1.12     "Return On Assets (ROA)" means the Bank's after-tax net income at the end of the most recent fiscal year, before payment of any common stock dividends and adjusted for Extraordinary Items, divided by the Bank's average assets for the same fiscal year, as determined by the Bank's independent auditor based upon certified financial statements for the pertinent year.

1.13 "Return on Equity (ROE)" means the Bank's after-tax net income at the end of the most recent fiscal year, before payment of any common stock dividends and adjusted for Extraordinary Items, divided by the Bank's average equity for the same fiscal year, as determined by the Bank's independent auditor based upon certified financial statements for the pertinent year.

1.14 "Rollover Amount" means the amounts in the Deferral Account balance as of the date this Agreement is adopted.

1.15 "Termination of Service" means the Director ceases to be a member of the Bank's Board of Directors for any reason whatsoever, other than by reason of a leave of absence approved by the Bank.


                                    Article 2
                                    Incentive


2.1 Incentive Award. The Bank's ROA and ROE for the most recent completed Plan Year shall determine the Director's Incentive Award Percentage, in accordance with the following chart:


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
----------------------------------------------------------------------------------------------------------------------------
 RETURN ON ASSETS                         INCENTIVE AWARD PERCENTAGE FOR PLAN YEARS ENDING AFTER 2003
----------------------------------------------------------------------------------------------------------------------------
   1.36 and up       60      60     60     60     60     60     60     60     60     60     60     60     60     60     60
----------------------------------------------------------------------------------------------------------------------------
      1.32           56      56     56     56     56     56     56     56     56     56     56     56     56     56     60
----------------------------------------------------------------------------------------------------------------------------
      1.27           52      52     52     52     52     52     52     52     52     52     52     52     52     56     60
----------------------------------------------------------------------------------------------------------------------------
      1.23           48      48     48     48     48     48     48     48     48     48     48     48     52     56     60
----------------------------------------------------------------------------------------------------------------------------
      1.18           44      44     44     44     44     44     44     44     44     44     44     48     52     56     60
----------------------------------------------------------------------------------------------------------------------------
      1.14           40      40     40     40     40     40     40     40     40     40     44     48     52     56     60
----------------------------------------------------------------------------------------------------------------------------
      1.11           36      36     36     36     36     36     36     36     36     40     44     48     52     56     60
----------------------------------------------------------------------------------------------------------------------------
      1.09           32      32     32     32     32     32     32     32     36     40     44     48     52     56     60
----------------------------------------------------------------------------------------------------------------------------
      1.06           28      28     28     28     28     28     28     32     36     40     44     48     52     56     60
----------------------------------------------------------------------------------------------------------------------------
      1.04           24      24     24     24     24     24     28     32     36     40     44     48     52     56     60
----------------------------------------------------------------------------------------------------------------------------
      1.01           20      20     20     20     20     24     28     32     36     40     44     48     52     56     60
----------------------------------------------------------------------------------------------------------------------------
      0.99           16      16     16     16     20     24     28     32     36     40     44     48     52     56     60
----------------------------------------------------------------------------------------------------------------------------
      0.96           12      12     12     16     20     24     28     32     36     40     44     48     52     56     60
----------------------------------------------------------------------------------------------------------------------------
      0.94            8       8     12     16     20     24     28     32     36     40     44     48     52     56     60
----------------------------------------------------------------------------------------------------------------------------
      0.91            4       8     12     16     20     24     28     32     36     40     44     48     52     56     60
----------------------------------------------------------------------------------------------------------------------------
                    10.45   10.72  11.00  11.27  11.54  11.81  12.08  12.36  12.63  12.90  13.38  13.85  14.33  14.80  15.28
                    --------------------------------------------------------------------------------------------------------
                                                                RETURN ON EQUITY
                    --------------------------------------------------------------------------------------------------------

         The above chart is subject to change at the sole discretion of the Bank's Board of Directors, and such change shall be prospective and not effective until the Plan Year immediately following such change.

         The Incentive Award is calculated annually by taking the Director's Fees for the Plan Year for which the ROA and ROE were calculated times the Incentive Award Percentage. For example, if the Bank's ROE is 15.6% and ROA is 1.31% and the Director's fees were $10,000 for the Plan Year ended September 30, 200X, the Incentive Award for 200X would be $6,000 ($10,000 X 60%).

2.2 Incentive Deferral. As of December 31 of each year while this Agreement is in effect, the Bank shall declare the Incentive Award for the most recently completed Plan Year in the form of compensation and credit such amount to the Deferral Account.


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


                                    Article 3
                               Director Deferrals

3.1      Initial Election. In addition to the Incentive Award Deferral under
         Article 2, the Director may make an initial deferral election under this Agreement by filing with the Plan Administrator a signed Election Form within thirty (30) days after the date this Agreement is first executed. The Election Form shall set forth the Director Deferrals and shall be effective to defer only Fees earned after the date the election form is received by the Plan Administrator.

3.2      Election Changes.

         3.2.1 Generally. The Director may modify the amount of Fees to be deferred by filing a subsequent signed Election Form with the Plan Administrator. The modified Election Form shall not be effective until the calendar year following the year in which such Election Form is received by the Plan Administrator.

         3.2.2 Hardship. If an unforeseeable emergency arising from the death of a family member, divorce, sickness, injury, catastrophe or similar event outside the control of the Director occurs, the Director, by written instructions to the Plan Administrator, may immediately reduce future deferrals under this Agreement. Provided, however, that if legislation and related regulations are enacted that provide for a specific definition and procedure for unforeseeable emergencies, such legislation and regulations shall automatically upon enactment apply to this Agreement.


                                    Article 4
                                Deferral Account


4.1 Establishing and Crediting. The Bank shall establish a Deferral Account on its books for the Director, and shall credit to the Deferral Account the following amounts:

         4.1.1 Rollover Amount. The Rollover Amount from the Prior Agreement, determined as of the date this Agreement is adopted.

         4.1.2 Incentive Deferrals. The Incentive Awards, if any, determined under Article 2.

         4.1.3 Director Deferrals. The Director Deferrals, if any, determined under Article 3, as of the date they


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



                  would have otherwise been paid to the Director.

         4.1.4 Interest. On September 30 of each Plan Year and immediately prior to the payment of any benefits, unless otherwise stated, interest shall be credited to the account balance since the preceding credit under this Section 4.1.4, if any, at an annual rate equal to the ROE for such Plan Year, compounded monthly.

         The Deferral Account shall be debited to reflect any withdrawals or distributions.

4.2 Statement of Accounts. The Bank shall provide to the Director, within ninety (90) days after the end of each Plan Year, a statement setting forth the Deferral Account balance as of the end of the preceding Plan Year.

4.3 Accounting Device Only. The Deferral Account is solely a device for measuring amounts to be paid, if any, under this Agreement. The Deferral Account is not a trust fund of any kind. The Director is a general unsecured creditor of the Bank for the payment of benefits. The benefits represent the mere Bank promise to pay such benefits. The Director's rights are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by the Director's creditors.

                                    Article 5
                            Benefits During Lifetime

5.1 Termination of Service. Upon Termination of Service for reasons other than death, the Bank shall pay to the Director the benefit described in this Section 5.1 in lieu of any other benefits under this Article.


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


         5.1.1 Amount of Benefit. The benefit under this Section 5.1 is the total Deferral Account balance as of the Director's Termination of Service.

         5.1.2 Payment of Benefit. The Bank shall pay the benefit to the Director in one hundred twenty (120) consecutive equal monthly installments commencing on the first day of the month following the Director's Termination of Service. The Bank shall continue to credit interest at an annual rate of seven and one-half percent (7.5%), compounded monthly, on the remaining total Deferral Account balance during the installment period.

5.2 Hardship Distribution. If an unforeseeable emergency arising from the death of a family member, divorce, sickness, injury, catastrophe or similar event outside the control of the Director or Beneficiary occurs, the Bank, following petition by the Director or the Beneficiary and in its sole discretion, may distribute to the Director or Beneficiary all or a portion of the Deferral Account balance need to address the unforeseeable emergency. In no event shall the distribution be greater than is necessary to relieve the financial hardship, plus the amount of income taxes on such distribution. Provided, however, that if legislation and related regulations are enacted that provide for a specific definition and procedure for unforeseeable emergencies, such legislation and regulations shall automatically upon enactment apply to this Agreement.

                                    Article 6
                                 Death Benefits

6.1 Death During Active Service. If the Director dies while in the active service of the Bank, the Bank shall pay to the Beneficiary the benefit described in this Section 6.1 in lieu of the benefits of Article 5.


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


         6.1.1 Amount of Benefit. The benefit under Section 6.1 is the greater of (a) the total Deferral Account balance as of the date of the Director's death, or (b) _________________ ($_______). Provided, however, that if the Director commits suicide the benefit under this Section 6.1 is the total Deferral Account balance as of the date of the Director's death.

         6.1.2 Payment of Benefit. The Bank shall pay the benefit to the Beneficiary in one hundred twenty (120) consecutive equal monthly installments commencing within sixty (60) days following the Director's death and continuing on the first of each month thereafter. The Bank shall continue to credit interest at an annual rate of seven and one-half percent (7.5%), compounded monthly, on the remaining Deferral Account balance during the installment period.

6.2 Death During Payment of a Benefit. If the Director dies after any benefit payments have commenced under Article 5 of this Agreement but before receiving all such payments, the Bank shall pay the remaining benefits to the Beneficiary at the same time and in the same amounts they would have been paid to the Director had the Director survived.


                                    Article 7
                                  Beneficiaries


7.1 Beneficiary Designation. The Director shall have the right, at any time, to designate a Beneficiary(ies) to receive any benefits payable under this Agreement upon the death of the Director. The Beneficiary designated under this Agreement may be the same as or different from the beneficiary designation under any other benefit plan of the Bank in which the Director participates.

7.2 Beneficiary Designation: Change. The Director shall designate a Beneficiary by completing and signing the Beneficiary Designation Form, and delivering it to the Plan Administrator or its designated agent. The Director's


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


         Beneficiary designation shall be deemed automatically revoked if the Beneficiary predeceases the Director or if the Director names a spouse as Beneficiary and the marriage is subsequently dissolved. The Director shall have the right to change a Beneficiary by completing, signing and otherwise complying with the terms of the Beneficiary Designation Form and the Plan Administrator's rules and procedures, as in effect from time to time. Upon the acceptance by the Plan Administrator of a new Beneficiary Designation Form, all Beneficiary designations previously filed shall be cancelled. The Plan Administrator shall be entitled to rely on the last Beneficiary Designation Form filed by the Director and accepted by the Plan Administrator prior to the Director's death.

7.3 Acknowledgment. No designation or change in designation of a Beneficiary shall be effective until received, accepted and acknowledged in writing by the Plan Administrator or its designated agent.

7.4 No Beneficiary Designation. If the Director dies without a valid beneficiary designation, or if all designated Beneficiaries predecease the Director, then the Director's spouse shall be the designated Beneficiary. If the Director has no surviving spouse, the benefits shall be made to the personal representative of the Director's estate.

7.5 Facility of Payment. If the Plan Administrator determines in its discretion that a benefit is to be paid to a minor, to a person declared incompetent, or to a person incapable of handling the disposition of that person's property, the Plan Administrator may direct payment of such benefit to the guardian, legal representative or person having the care or custody of such minor, incompetent person or incapable person. The Plan Administrator may require proof of incompetence, minority or guardianship as it may deem appropriate prior to distribution of the benefit. Any payment of a benefit shall be a payment for the account of the Director and the Director's Beneficiary, as the case may be, and shall be a complete discharge of any liability under the Agreement for such payment amount.

                                    Article 8
                               General Limitations

8.1 Misstatement. Notwithstanding any provision of this Agreement to the contrary, the Bank shall not pay any benefit under this Agreement if the Director has made any material misstatement of fact on any application for life insurance owned by the Bank on the Director's life.


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

                                    Article 9
                          Claims and Review Procedures


9.1 Claims Procedure. A Director or Beneficiary ("claimant") who has not received benefits under this Agreement that he or she believes should be paid shall make a claim for such benefits as follows:

         9.1.1 Initiation - Written Claim. The claimant initiates a claim by submitting to the Plan Administrator a written claim for the benefits.

         9.1.2 Timing of Plan Administrator Response. The Plan Administrator shall respond to such claimant within ninety (90) days after receiving the claim. If the Plan Administrator determines that special circumstances require additional time for processing the claim, the Plan Administrator can extend the response period by an additional ninety (90) days by notifying the claimant in writing, prior to the end of the initial ninety
                  (90) day period that an additional period is required. The notice of extension must set forth the special circumstances and the date by which the Plan Administrator expects to render its decision.

         9.1.3 Notice of Decision. If the Plan Administrator denies part or all of the claim, the Plan Administrator shall notify the claimant in writing of such denial. The Plan Administrator shall write the notification in a manner calculated to be understood by the claimant. The notification shall set forth:

                  (a)      The specific reasons for the denial,
                  (b)      A reference to the specific provisions of this
                           Agreement on which the denial is based,
                  (c)      A description of any additional information or
                           material necessary for the claimant to perfect the claim and an explanation of why it is needed, and


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


                  (d) An explanation of this Agreement's review procedures and the time limits applicable to such procedures.

9.2 Review Procedure. If the Plan Administrator denies part or all of the claim, the claimant shall have the opportunity for a full and fair review by the Plan Administrator of the denial, as follows:

         9.2.1 Initiation - Written Request. To initiate the review, the claimant, within 60 days after receiving the Plan Administrator's notice of denial, must file with the Plan Administrator a written request for review.

         9.2.2 Additional Submissions - Information Access. The claimant shall then have the opportunity to submit written comments, documents, records and other information relating to the claim. The Plan Administrator shall also provide the claimant, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the claimant's claim for benefits.

         9.2.3 Considerations on Review. In considering the review, the Plan Administrator shall take into account all materials and information the claimant submits relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.

         9.2.4 Timing of Plan Administrator Response. The Plan Administrator shall respond in writing to such claimant within 60 days after receiving the request for review. If the Plan Administrator determines that special circumstances require additional time for processing the claim, the Plan Administrator can extend the response period by an additional 60 days by notifying the claimant in writing, prior to the end of the initial 60-day period that an additional period is required. The notice of extension must set forth the special circumstances and the date by which the Plan Administrator expects to render its decision.


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


         9.2.5 Notice of Decision. The Plan Administrator shall notify the claimant in writing of its decision on review. The Plan Administrator shall write the notification in a manner calculated to be understood by the claimant. The notification shall set forth:

                  (a)      The specific reasons for the denial,
                  (b) A reference to the specific provisions of this Agreement on which the denial is based, and
                  (c) A statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the claimant's claim for benefits.


                                   Article 10
                           Amendments and Termination


10.1 Generally. This Agreement may be amended or terminated only by a written agreement signed by the Bank and the Director.

10.2 Exceptions. Notwithstanding Section 10.1, the Bank's Board of Directors may amend or terminate the Agreement at any time if, pursuant to legislative, judicial or regulatory action, continuation of the Agreement would (i) cause benefits to be taxable to the Director prior to actual receipt, or (ii) result in significant financial penalties or other significantly detrimental ramifications to the Bank (other than the financial impact of paying the benefits). In no event shall this Agreement be terminated under this section without payment to the Director of the Deferral Account in a lump sum within sixty (60) days of such termination.

10.3 No amendment under Section 10.2 shall reduce or otherwise restrict the Director's Deferral Account balance as of the date of such amendment. In the event of any termination under Section 10.2, the Bank shall pay to the Director the portion of the Deferral Account attributed to the Director's Deferrals and interest credited on such amounts, determined as if the date of such termination, in a lump sum within (30) days of such termination.

                                   Article 11
                           Administration of Agreement

11.1 Plan Administrator Duties. This Agreement shall be administered by a Plan Administrator which shall consist of the Board, or such committee or person(s) as the


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         Board shall appoint. The Director may be a member of the Plan
         Administrator. The Plan Administrator shall also have the discretion and authority to (i) make, amend, interpret and enforce all appropriate rules and regulations for the administration of this Agreement and (ii) decide or resolve any and all questions including interpretations of this Agreement, as may arise in connection with the Agreement.

11.2 Agents. In the administration of this Agreement, the Plan Administrator may employ agents and delegate to them such administrative duties as it sees fit, (including acting through a duly appointed representative), and may from time to time consult with counsel who may be counsel to the Bank.

11.3 Binding Effect of Decisions. The decision or action of the Plan Administrator with respect to any question arising out of or in connection with the administration, interpretation and application of the Agreement and the rules and regulations promulgated hereunder shall be final and conclusive and binding upon all persons having any interest in the Agreement.

11.4 Indemnity of Plan Administrator. The Bank shall indemnify and hold harmless the members of the Plan Administrator against any and all claims, losses, damages, expenses or liabilities arising from any action or failure to act with respect to this Agreement, except in the case of willful misconduct by the Plan Administrator or any of its members.

11.5 Bank Information. To enable the Plan Administrator to perform its functions, the Bank shall supply full and timely information to the Plan Administrator on all matters relating to the Director's Fee, to the date and circumstances of the death or Termination of Service of the Director, and such other pertinent information as the Plan Administrator may reasonably require.

                                   Article 12
                                  Miscellaneous

12.1 Binding Effect. This Agreement shall bind the Director and the Bank, and their beneficiaries, survivors, executors, successors, administrators and transferees.

12.2 No Guarantee of Service. This Agreement is not a contract for services. It does not give the Director the right to remain a director of the Bank, nor does it interfere with the association's members' right to replace the Director. It also does not require the Director to remain a director nor interfere with the Director's right to terminate services at any time.

12.3 Non-Transferability. Benefits under this Agreement cannot be sold, transferred, assigned, pledged, attached or encumbered in any manner.

12.4 Tax Withholding. The Bank shall withhold any taxes that, in its reasonable


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


         judgment, are required to be withheld from the benefits provided under this Agreement. The Director acknowledges that the Bank's sole liability regarding taxes is to forward any amounts withheld to the appropriate taxing authority(ies).

12.5 Applicable Law. The Agreement and all rights hereunder shall be governed by the laws of the State of Idaho, except to the extent preempted by the laws of the United States of America.

12.6 Unfunded Arrangement. The Director and beneficiary are general unsecured creditors of the Bank for the payment of benefits under this Agreement. The benefits represent the mere promise by the Bank to pay such benefits. The rights to benefits are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors. Any insurance on the Director's life is a general asset of the Bank to which the Director and beneficiary have no preferred or secured claim.

12.7 Reorganization. The Bank shall not merge or consolidate into or with another company, or reorganize, or sell substantially all of its assets to another company, firm, or person unless such succeeding or continuing company, firm, or person agrees to assume and discharge the obligations of the Bank under this Agreement. Upon the occurrence of such event, the term "Bank" as used in this Agreement shall be deemed to refer to the successor or survivor company.

12.8 Entire Agreement. This Agreement constitutes the entire agreement between the Bank and the Director as to the subject matter hereof. No rights are granted to the Director by virtue of this Agreement other than those specifically set forth herein.

12.9 Interpretation. Wherever the fulfillment of the intent and purpose of this Agreement requires, and the context will permit, the use of the masculine gender includes the feminine and use of the singular includes the plural.


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


12.10 Alternative Action. In the event it shall become impossible for the Bank or the Plan Administrator to perform any act required by this Agreement, the Bank or Plan Administrator may in its discretion perform such alternative act as most nearly carries out the intent and purpose of this Agreement and is in the best interests of the Bank.

12.11 Headings. Article and section headings are for convenient reference only and shall not control or affect the meaning or construction of any of its provisions.

12.12 Validity. In case any provision of this Agreement shall be illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Agreement shall be construed and enforced as if such illegal and invalid provision has never been inserted herein.

12.13 Notice. Any notice or filing required or permitted to be given to the Bank or Plan Administrator under this Agreement shall be sufficient if in writing and hand-delivered, or sent by registered or certified mail, to the address below:



                    -----------------------------------------

                    -----------------------------------------

                    -----------------------------------------


         Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification.


         Any notice or filing required or permitted to be given to the Director under this Agreement shall be sufficient if in writing and hand-delivered, or sent by mail, to the last known address of the Director.


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


         IN WITNESS WHEREOF, the Director and a duly authorized representative of the Bank have signed this Agreement.

DIRECTOR:                                BANK:

                                         HOME FEDERAL SAVINGS & LOAN ASSOCIATION

                                         By:
                                            ------------------------------------
----------------------------             Title:
                                               ---------------------------------

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